                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            MICRO THERAPEUTICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                            MICRO THERAPEUTICS, INC.
                                   2 Goodyear
                            Irvine, California 92618


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 27, 1999

TO THE STOCKHOLDERS OF MICRO THERAPEUTICS, INC.,

        The 1999 Annual Meeting of Stockholders of Micro Therapeutics, Inc. (the "Company"), will be held at 2 Goodyear, Irvine, California 92618 on May 27, 1999, at 10:00 a.m., for the following purposes as more fully described in the accompanying Proxy Statement:

        (1) To elect the following five nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

                      George Wallace               Dick Allen
                      H. DuBose Montgomery         Kim Blickenstaff
                      Wende Hutton

        (2) To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase the number of shares thereunder by 50,000 shares, bringing the total number of shares issuable thereunder to a total of 200,000;

        (3) To consider and vote upon a proposal to amend the Company's 1996 Stock Incentive Plan to increase the number of shares issuable thereunder by 900,000 shares, bringing the total number of shares available for issuance thereunder to a total of 2,000,000;

        (4) To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

        (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Only stockholders of record at the close of business on April 14, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof.

                                           By Order of the Board of Directors


                                           /s/ GEORGE WALLACE
                                           ------------------------------------
                                               George Wallace
                                               Chief Executive Officer President
                                               and Director

Irvine, California
April 26, 1999

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

                            MICRO THERAPEUTICS, INC.
                                   2 Goodyear
                            Irvine, California 92618

                                 ---------------
                                 PROXY STATEMENT
                                 ---------------


                                  INTRODUCTION

        This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Micro Therapeutics, Inc., a Delaware corporation (the "Company"), for use at its 1999 Annual Meeting of Stockholders ("Annual Meeting") to be held on May 27, 1999, at 10:00 a.m., at 2 Goodyear, Irvine, California 92618. This Proxy Statement and the accompanying proxy are being mailed to stockholders on or about April 26, 1999. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, directors, officers and employees of the Company may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished and may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. All expenses incurred in connection with this solicitation shall be borne by the Company.

        Holders of shares of common stock of the Company ("stockholders") who execute proxies retain the right to revoke them at any time before they are voted. Any proxy given by a stockholder may be revoked or superseded by executing a later dated proxy, by giving notice of revocation to the Secretary, Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618, in writing prior to or at the meeting or by attending the meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" the amendment to the Company's Employee Stock Purchase Plan, "FOR" the amendment to the Company's 1996 Stock Incentive Plan and "FOR" the ratification of PricewaterhouseCoopers LLP as the Company's independent auditors.

                                VOTING SECURITIES

        The shares of Common Stock, $.001 par value, constitute the only outstanding class of voting securities of the Company. Only the stockholders of the Company of record as of the close of business on April 14, 1999 (the "Record Date"), will be entitled to vote at the meeting or any adjournment or postponement thereof. As of the Record Date, there were 6,792,458 shares of Common Stock outstanding and entitled to vote. No shares of the Company's preferred stock, $.001 par value, were outstanding. A majority of shares entitled to vote represented in person or by proxy will constitute a quorum at the meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. With respect to shares relating to any proxy as to which a broker non-vote is indicated on a proposal, those shares will not be considered present and entitled to vote with respect to any such proposal. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. With respect to any matter brought before the Annual Meeting requiring the affirmative vote of a majority or other proportion of the outstanding shares, an abstention or broker non-vote will have the same effect as a vote against the matter being voted upon.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

        The Company's Bylaws, as amended, authorize a total of five directors. Currently, there are five members of the Board of Directors. Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five nominees named below. All of the nominees are presently directors of the Company. If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

        The names and certain information concerning the five nominees for election as directors are set forth below. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

DIRECTORS

        All members of the Company's Board of Directors hold office until the next annual meeting of stockholders or until their successors are elected and have qualified. Officers serve at the discretion of the Board of Directors.

        The director nominees of the Company are as follows:


              Name                   Age                   Position
              ----                   ---                   --------
         George Wallace               40      Chief Executive Officer, President
                                                and Director
         H. DuBose Montgomery         50      Chairman of the Board
         Dick Allen                   55      Director
         Wende Hutton                 39      Director
         Kim Blickenstaff             46      Director

        Mr. Wallace is a founder of the Company and has served as President and Chief Executive Officer since the Company's formation in June 1993. From 1989 to 1993, Mr. Wallace was with Applied Medical Resources ("AMR") holding a number of positions, the last of which was the General Manager of its Applied Vascular and Applied Urology Divisions. AMR is a manufacturer of specialty surgical products used in general, vascular and urologic surgery. From 1986 to 1989, Mr. Wallace was Vice President of Marketing and Sales for Vaser, Inc., a laser angioplasty company with peripheral and coronary laser angioplasty systems. From 1980 to 1986, Mr. Wallace held various positions in sales, sales management, marketing and marketing management at Edwards Laboratories, a division of American Hospital Supply and later Baxter International. Mr. Wallace holds a B.S. in Marketing from Arizona State University.

        Mr. Montgomery has served as Chairman of the Board of the Company since December 1993. Since 1976, Mr. Montgomery has been a general partner of Menlo Ventures, a venture capital firm in Menlo Park, California. Mr. Montgomery is a member of the boards of seven private companies. Mr. Montgomery holds a B.S. in Electrical Engineering and Management Science and an M.S. in Electrical Engineering from M.I.T. and an M.B.A. from the Harvard University Graduate School of Business.

        Mr. Allen has been a director of the Company since June 1994. He is the President of DIMA Ventures, Inc., a private investment firm providing seed capital and board-level support for start-up companies in the healthcare field. He was a founder of Caremark, Inc., a home infusion therapy company, and served as a Vice President from its inception in 1979 until 1986. From 1968 to 1978, Mr. Allen held various management positions with Baxter International. Mr. Allen also served as a Lecturer in Management at the Stanford University Graduate School of Business from 1989 to 1992. He was a founder and director of Pyxis Corporation (acquired by Cardinal

Health Inc.) and is the chairman of the board of Hoag Memorial Hospital Presbyterian and is a member of the boards of several private companies. Mr. Allen holds a B.S. from Yale University and an M.B.A. from Stanford University Graduate School of Business.

        Ms. Hutton has been a director of the Company since February 1995. From July 1993 until March 1995, Ms. Hutton was a venture partner, and since March 1995 has been a general partner of Mayfield Fund VIII, a venture capital firm, in Menlo Park, California. Since August 1993, Ms. Hutton has served as a director of Heartstream, Inc. where she served as Vice President of Marketing from February 1993 until November 1993. From March 1991 to January 1993 she was General Manager of the Transgenic Laboratory products division of GenPharm International, Inc., a biotechnology company. From August 1986 to March 1991, Ms. Hutton was employed by Nellcor, Inc., where she held various senior positions in international marketing and business development. Ms. Hutton is a member of the boards of several private companies. Ms. Hutton holds a B.A. in Human Biology from Stanford University and an M.B.A. from Harvard University Graduate School of Business.

        Mr. Blickenstaff has been a director of the Company since July 1997. Mr. Blickenstaff is President, Chief Executive Officer, director and co-founder of Biosite Diagnostics, Inc., a leading point-of care diagnostics company. Prior to forming Biosite Diagnostics, Inc. in 1988, Mr. Blickenstaff held various positions over a five year period with Hybritech, Inc. and was responsible for developing business plans and financing strategies which resulted in raising $70 million to fund Hybritech's development of cancer diagnostic and therapeutic products. Prior to joining Hybritech, Mr. Blickensatff held various management positions with The Christiana Companies Inc., National Health Laboratories, and Baxter Travenol Laboratories. Mr. Blickenstaff received his M.B.A. from the Graduate School of Business at Loyola University in Chicago.

BOARD MEETINGS AND ATTENDANCE

        The Board of Directors of the Company held four meetings during the fiscal year ended December 31, 1998. Each incumbent Director attended at least seventy-five percent (75%) of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served. There are no family relationships among any of the directors or executive officers of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors has an Audit Committee and a Compensation Committee. The Audit Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Audit Committee are Kim Blickenstaff and Wende Hutton. The Audit Committee is authorized to handle all matters which it deems appropriate regarding the Company's independent accountants and to otherwise communicate and act upon matters relating to the review and audit of the Company's books and records, including the scope of the annual audit and the accounting methods and systems to be utilized by the Company. In addition, the Audit Committee also makes recommendations to the Board of Directors with respect to the selection of the Company's independent accountants. The Audit Committee held two meetings during the fiscal year ended December 31, 1998.

        The Compensation Committee is comprised of two directors selected by the Board of Directors of the Company. The current members of the Compensation Committee are H. DuBose Montgomery and Dick Allen. The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation. The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation rates for the Company's executive officers. The Compensation Committee held one meeting during the fiscal year ended December 31, 1998.

        The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

OTHER EXECUTIVE OFFICERS

        The other current executive officers of the Company are as follows:

        Mr. Harold Hurwitz, 47, joined the Company in December 1997 as Chief Financial Officer. From May 1997 until joining the Company, Mr. Hurwitz was Chief Financial Officer of Opal Concepts, Inc. a privately held company in the haircare industry. From February 1997 through April 1997, Mr. Hurwitz was a partner with Scott, Bankhead & Co., a certified public accounting firm. From September 1974 to October 1996, Mr. Hurwitz was an employee and partner with Coopers & Lybrand L.L.P., a certified public accounting firm. Mr. Hurwitz holds a B.A. in Economics from the University of California, Los Angeles.

        Mr. William Gearhart, 51, joined the Company in July 1997 as Executive Vice President Sales and Marketing. From June 1996 until joining the Company, Mr. Gearhart served as Vice President, Sales and Marketing for Interventional Technologies, Inc. From June 1993 until June 1996, Mr. Gearhart served as Vice President, Sales and Marketing at the Schneider (USA) Division of Pfizer, Inc. From September 1991 to June 1993, Mr. Gearhart held the position of Director of Marketing at the St. Jude Medical Division of St. Jude Medical, Inc. From August 1989 to September 1991, Mr. Gearhart served as the Director of Sales and Marketing of the Clinical Nutrition Division of Sandoz Nutrition. From April 1985 to August 1989, Mr. Gearhart served as President of Competitive Business Strategies, a consulting business specializing in business planning and operations management for start-up and emerging health care businesses. From 1978 to 1985 Mr Gearhart held various management positions at Medtronic, Inc. Mr. Gearhart holds a J.D. from William Mitchell College of Law, an M.B.A. from the University of Michigan Graduate School of Business Administration and a B.S. in Economics from the University of Pennsylvania, Wharton School of Finance and Commerce.

        Mr. William McLain, 49, joined the Company in September 1996 as Vice President Operations. From January 1990 until joining the Company, Mr. McLain held several positions at Applied Medical Resources, including Vice President of Operations from January 1994 until January 1995, Director of Materials and Planning, Director of Product Development for Laparoscopy and Director of Process Development from January 1990 until January 1994. From 1976 to 1990, Mr. McLain held various engineering and management positions with C.R Bard, American Hospital Supply, and Allergan, Inc. Mr. McLain holds an M.B.A. from Pepperdine University and a B.S. in Physics from the University of Colorado.

        Mr. Jack Gehrich, 62, joined the Company in December 1996 as Vice President Regulatory & Clinical Affairs. From 1981 to 1996, Mr. Gehrich was with Cardiovascular Devices, Inc. ("CDI"), a division of 3M Healthcare, holding a number of positions, the last of which was Vice President, R&D and Scientific and Regulatory Affairs. CDI, which Mr. Gehrich co-founded, is a manufacturer of products for real time measurement of blood gases. From 1978 to 1981, Mr. Gehrich was Manager, Product Evaluation and Planning for the Edwards Laboratories division of American Hospital Supply, a manufacturer of cardiovascular catheters and artificial heart valves. Mr. Gehrich holds a Ph.D. in Electrical/Biomedical Engineering and an MSEE from the University of Southern California and BSEE from the University of Dayton.

        Mr. Earl Slee, 38, joined the Company in April 1998 as the Vice President Research & Development. From August 1995 until 1998, Mr. Slee was Vice-President Research and Development with Aequitron Medical, Inc., a manufacturer of portable respiratory care devices. From June 1992 until August 1995, Mr. Slee was Director of Engineering with Instromedix, a manufacturer of portable EKG monitors. From 1978 to 1992, Mr. Slee held various engineering and management positions with Pfizer, Welch Allyn and Hughes Aircraft Co. Mr. Slee holds an M.B.A. from the Tuck School of Business, Dartmouth College, an MSEE from San Diego State University, and a B.A. in Physics from the University of California, San Diego.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth compensation earned during the three fiscal years ended December 31, 1996, 1997 and 1998 by the Company's Chief Executive Officer and the four other most highly compensated executive officers whose total salary and bonus during 1998 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                            Long Term
                                                                           Compensation
                                                                           ------------
                                                                              Awards
                                                                           ------------
                                             Annual Compensation            Securities
                                        -------------------------------     Underlying    All Other
Name and Principal Position             Year      Salary($)    Bonus($)     Options(#)    Comp.(1)
---------------------------             ----      ---------    --------    ------------   ---------
George Wallace                          1998       196,200      25,000        30,000
  Chief Executive Officer and           1997       173,333          (2)       25,000
  President                             1996       159,000          --            --

William Gearhart                        1998       149,299      15,000        20,000
  Vice President - Sales &              1997        74,618          (2)       80,000
  Marketing                             1996            --

Harold Hurwitz                          1998       135,000                    15,000
  Chief Financial Officer               1997        11,250                    50,000
                                        1996            --                        --

William McLain                          1998       125,125                    15,000
  Vice President - Operations           1997       107,917                    21,000
                                        1996        30,227                    39,000

Jack Gehrich (4)                        1998       124,200                    23,000
  Vice President - Regulatory &         1997       108,212                        --
  Clinical Affairs                      1996            (3)                       --

------------------
(1) Does not reflect certain personal benefits, which in the aggregate are less than 10% of each Named Executive Officer's salary and bonus.

(2) Based on 1997 performance results, the Board of Directors awarded Mr. Wallace a $25,000 bonus and Mr. Gearhart a $15,000 bonus. These bonuses were paid in 1998.

(3) Mr. Gehrich was hired on December 5, 1996 but did not assume the duties of the V.P. Regulatory & Clinical Affairs until January 1, 1997.

(4)   Mr. Gehrich resigned as an officer of the Company on April 16, 1999.

OPTION MATTERS

        Option Grants. The following table sets forth certain information concerning grants of options to each of the Company's Named Executive Officers during the fiscal year ended December 31, 1998.

                        Option Grants in Last Fiscal Year

                               (Individual Grants)

                         Number of         % of Total
                        Securities          Options
                        Underlying         Granted to          Exercise
                          Options         Employees in           Price             Expiration
      Name              Granted (#)      Fiscal Year(1)        ($/Share)             Date(2)
      ----              -----------      --------------        ---------           ----------
George Wallace             30,000             5.93%              $10.375             4/23/08
William Gearhart           20,000             3.90%              $10.375             4/23/08
Harold Hurwitz             15,000             2.96%              $10.375             4/23/08
William McLain             15,000             2.96%              $10.375             4/23/08
Jack Gehrich                8,000              --               $  8.250             1/27/08
                           15,000             4.54%              $10.375             4/23/08

-----------------
(1) Options to purchase an aggregate of 506,300 shares of Common Stock were granted to employees, including the Named Executive Officers during the fiscal year ended December 31, 1998.

(2) Options granted have a term of 10 years, subject to earlier termination in certain events related to termination of employment. For the Named Executive Officers hired in 1997 or prior, options vest in equal monthly installments over four years. For new officers hired in 1998, one quarter of the options vest on the first anniversary of the date of grant and the remainder vest in equal monthly installments over the next three succeeding years.

        Option Exercises. William Gearhart was the only Named Executive Officer who exercised options to purchase shares of the Company's Common Stock during the fiscal year ended December 31, 1998. On July 24, 1998, Mr. Gearhart exercised options to purchase 200 shares at $5.25 per share, for a realized value of $850. On July 27, 1998, Mr. Gearhart exercised options to purchase 1,464 shares at $5.25 per share and 2,736 shares at $5.50, for a realized value of $15,591. On July 28, 1998, Mr. Gearhart exercised options to purchase 14,764 shares at $5.50 per share, for a realized value of $53,520.

        The following table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1998. Also reported are the values for "in the money" options which represent the positive spread between the exercise prices of any such existing stock options and the fiscal year end price of the Company's Common Stock ($10.00 per share).

                 Aggregate Option Exercises in Last Fiscal Year
                        and Fiscal Year-End Option Values

                                    Number of Securities              Value of Unexercised
                               Underlying Unexercised Options         In-the-Money Options
                                   at Fiscal Year End (#)            at Fiscal Year End ($)
                               -------------------------------    -----------------------------
                 Name           Exercisable     Unexercisable     Exercisable     Unexercisable
                 ----           -----------     -------------     -----------     -------------
         George Wallace            42,150           38,850          $266,400        $100,350
         William Gearhart          17,040           63,796            50,615         225,231
         Harold Hurwitz            18,500           46,500            53,125         159,375
         William McLain            34,680           40,321           133,275         146,476
         Jack Gehrich               6,337           16,663             3,215          10,785

EMPLOYMENT AND SEVERANCE AGREEMENTS

        The Company entered into an employment agreement with Mr. Slee, effective April 6, 1998, for a term expiring September 6, 2000, pursuant to which he will serve as Vice President Research and Development. The employment agreement provides for a base salary of One Hundred Forty-Five Thousand Dollars ($145,000) per year with annual raises to be determined by the Company. Mr. Slee is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Slee's employment agreement provides for a severance benefit of One Hundred Fifty Thousand Dollars ($150,000) if he is terminated without cause within the first twelve months of his employment and such termination occurs within six months of a change in control. The severance benefit is in addition to his current base salary accrued through date of termination.

        The Company entered into an employment agreement with Mr. Gearhart, effective July 8, 1997, for a term expiring January 8, 1999, pursuant to which he serves as Executive Vice President, Sales and Marketing. The employment agreement provided for a base salary of One Hundred Fifty Five Thousand Dollars ($155,000) per year with annual raises to be determined by the Company. Mr. Gearhart may earn a performance bonus based upon the attainment of certain operating goals of the Company. Mr. Gearhart's target performance bonus was Five Thousand Dollars ($5,000) for each of the six quarters ending December 31, 1998. Mr. Gearhart is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Gearhart's employment agreement provided for a severance benefit of Two Hundred Thousand Dollars ($200,000) if he was terminated without cause within the first twelve months of his employment and such termination occured within six months of a change in control. The severance benefit was in addition to his base salary accrued through date of termination coupled with his prorated performance bonus for the quarter.

        The Company entered into an employment agreement with Mr. Hurwitz, effective December 1, 1997, for a term expiring June 1, 1999, pursuant to which he serves as Chief Financial Officer. The employment agreement provides for a base salary of One Hundred Thirty Five Thousand Dollars ($135,000) per year with annual raises to be determined by the Company. Mr. Hurwitz is also eligible to participate in incentive compensation and other employee benefit plans established by the Company from time to time. Mr. Hurwitz's employment agreement provides for a severance benefit of One Hundred Fifty Thousand Dollars ($150,000) if he was terminated without cause within the first twelve months of his employment and such termination occur within six months of a change in control. The severance benefit was in addition to his base salary accrued through date of termination.

DIRECTORS' FEES

        The Company's directors are not paid cash compensation for their services on the Company's Board of Directors. All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors which they attended. Pursuant to the Company's 1996 Stock Incentive Plan, each non-employee director shall receive an initial grant of 8,000 shares, vesting 25% immediately and the remaining 75% over the following three years, plus an annual grant of 2,000 shares on each anniversary of such director's election, vesting 25% immediately and the remaining 75% over the following three years. Accordingly, in fiscal year 1998, Mr. Montgomery, Mr. Allen, Ms. Hutton and Mr. Blickenstaff were each granted options to purchase 2,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission and The Nasdaq Stock Market. Such directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon its review of the copies of Forms 3 and 4 and amendments thereto furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its directors, officers and any persons holding ten percent or more of the Company's Common Stock were made with respect to the Company's fiscal year ended December 31, 1998.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        Set forth below is certain information as of February 28, 1999 regarding the beneficial ownership of the Company's Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                            Amount and
                                                            Nature of
             Name and Address of                            Beneficial             Percent
             Beneficial Owners(1)                          Ownership(2)            of Class
             --------------------                          ------------            --------
             Menlo Ventures VI, L.P. (3)                     2,007,542               29.9%
             Menlo Entrepreneurs Fund VI, L.P.
             MV Management VI, L.P.
             Thomas H. Bredt
             John W. Jarve
             Douglas C. Carlisle
             H. DuBose Montgomery
             Michael D. Laufer, M.D.
             Sonja L. Hoel
                 3000 Sand Hill Road
                 Building 4, Suite 100
                 Menlo Park, California 94025

                                                            Amount and
                                                            Nature of
             Name and Address of                            Beneficial               Percent
             Beneficial Owners(1)                          Ownership(2)              of Class
             --------------------                          ------------              --------
             Mayfield VII (4)                                1,031,108                 15.4%
             Mayfield VII Management Partners
             Mayfield Associates Fund II
             Yogen K. Dalal
             F. Gibson Myers, Jr.
             Kevin A. Fong
             William D. Unger
             Wendell G. Van Auken
             Michael J. Levinthal
             A. Grant Heidrich, III
                 2800 Sand Hill Road
                 Suite 250
                 Menlo Park, California 94025

             Abbott Laboratories (5)                           717,948                  9.6%
                 100 Abbott Park Road
                 Abbott Park, IL 60064-3500

             Guidant Corporation (6)                           535,442                  7.43%
                 111 Monument Circle, 29th Floor
                 Indianapolis, Indiana 46204

             Chancellor LGT Asset Management, Inc. (7)         457,500                  6.8%
             Chancellor LGT Trust Company
             LGT Asset Management, Inc.
                 50 California Street, 27th Floor
                 San Francisco, California 94111

             Kingsbury Capital Partners L.P. II (8)            351,392                  5.2%
             Kingsbury Associates, L.P.
             Timothy P. Wollaeger
                 3655 Nobel Drive
                 Suite 490
                 San Diego, California 92122

             George Wallace (9)                                344,928                  5.1%

             H. DuBose Montgomery (10)                       2,011,542                 29.9%
                 c/o Menlo Ventures
                 3000 Sand Hill Road
                 Building 4, Suite 100
                 Menlo Park, California 94025

             Dick Allen (11)                                    65,300                  *

             Wende Hutton (12)                                   6,500                  *

             Kim Blickenstaff (13)                               4,500                  *

                                                            Amount and
                                                            Nature of
             Name and Address of                            Beneficial               Percent
             Beneficial Owners(1)                          Ownership(2)              of Class
             --------------------                          ------------              --------
             William McLain (14)                                45,200                  *

             Jack Gehrich (15)                                  43,241                  *

             Harold Hurwitz (16)                                29,911                  *

             William Gearhart (17)                              46,269                  *

             All executive officers and directors
               as a group (10 persons)(18)                   2,627,516                 37.6%

-------------

 *      Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder is c/o Micro Therapeutics, Inc., 2 Goodyear, Irvine, California 92618.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days of February 28, 1999, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 12, 1998. Includes (i) 1,977,854 shares owned by Menlo Ventures VI, L.P. of which MV Management VI, L.P. is its General Partner and (ii) 29,668 shares owned by Menlo Entrepreneurs Fund VI, L.P. of which MV Management VI L.P. is its General Partner. Each of the individuals named above are general partners of MV Management VI, L.P., the general partner of both Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P. and accordingly, may be deemed to beneficially own such shares. Each of the individuals disclaims beneficial ownership of the shares owned by Menlo Ventures VI, L.P. and Menlo Entrepreneurs Fund VI, L.P., except to the extent of their pecuniary interest therein.

(4) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 17, 1998. Includes (i) 987,854 shares owned by Mayfield VII of which Mayfield VII Management Partners is the sole General Partner and (ii) 43,254 shares owned by Mayfield Associates Fund II. The individuals listed above are General Partners of Mayfield VII Management Partners and are General Partners of Mayfield Associates Fund II. Such individuals may be deemed to have shared voting and dispositive power over the shares which are or may be deemed to be beneficially owned by Mayfield VII and Mayfield Associates Fund II but disclaim such beneficial ownership.

(5) Includes 384,615 shares and 333,333 shares which may be acquired pursuant to conversion of the Convertible Subordinated Note Agreement, dated August 1998 and the Convertible Credit Facility Note dated November 1998, respectively, by and between the Company and Abbott Laboratories.

(6) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on June 9, 1998. Includes 487,805 shares which may be acquired pursuant to conversion of the Convertible Subordinated Note Agreement, dated November 17, 1997, by and between the Company and Guidant Corporation.

(7) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 6, 1998. Chancellor LGT Asset Management, Inc. and Chancellor LGT Trust Company, as investment advisers for various fiduciary accounts, have sole power to vote or to direct to vote, and sole power to dispose of or to direct the disposition of, all of the shares included above. Chancellor LGT Asset Management, Inc. is a wholly owned subsidiary of LGT Asset Management, Inc. LGT Asset Management, Inc. is an indirect wholly owned subsidiary of Liechtenstein Global Trust, AG. Liechtenstein Global Trust, AG which has numerous worldwide affiliates is controlled by The Prince of Liechtenstein Foundation, a parent organization for the various business enterprises of the Princely Family of Liechtenstein.

(8) Based on information set forth in a Schedule 13G, filed with the Securities and Exchange Commission on February 13, 1998. Includes 351,392 shares owned by Kingsbury Capital Partners L.P. II, of which Kingsbury Associates is the General Partner and may be deemed to have sole power to vote and dispose of the shares owned directly by Kingsbury Capital Partners L.P. II. Timothy P. Wollaeger is the General Partner of Kingsbury Associates, L.P., the General Partner of Kingsbury Capital Partners L.P. II, and, accordingly, may be deemed to beneficially own such shares. Mr. Wollaeger disclaims beneficial ownership of the shares owned by Kingsbury Capital Partners L.P. II, except to the extent of his pecuniary interest therein.

(9) Includes 56,355 shares subject to options exercisable within 60 days of February 28, 1999. Also includes 6,000 shares held by Mr. Wallace as custodian for his three daughters who were given shares pursuant to the Uniform Gift to Minors Act, and 2,000 shares held in trust for Mr. Wallace's mother. Mr. Wallace disclaims beneficial ownership of the shares held in trust for his mother.

(10) Includes 6,500 shares subject to options exercisable within 60 days of February 28, 1999. Also includes shares described in Note (3) above. Mr. Montgomery is a general partner of MV Management VI, L.P and Menlo Entrepreneurs Fund VI, L.P. and accordingly, may be deemed to beneficially own such shares. Mr. Montgomery disclaims beneficial ownership of the shares owned by MV Management VI, L.P. and Menlo Entrepreneurs Fund VI, L.P., except to the extent of his pecuniary interest therein.

(11) Includes 19,500 shares subject to options exercisable within 60 days of February 28, 1999. Also includes 7,800 shares owned by the Allen Investment Partnership, of which Mr. Allen is the managing partner; 36,000 shares owned by DIMA Ventures, Incorporated; 1,000 shares owned by the Brett Richard Allen Trust; and 1,000 shares owned by Jennifer Lee Allen Trust. Mr. Allen disclaims beneficial ownership of the shares owned by The Allen Investment Partnership, except to the extent of his pecuniary interest therein and disclaims beneficial ownership of the 2,000 shares held in the two trusts named above.

(12) Includes 6,500 shares subject to options exercisable within 60 days of February 28, 1999. Ms. Hutton is a general partner in Mayfield VIII Management Partners, the general partner of Mayfield VIII, but is not a general partner of Mayfield VII Management Partners, Mayfield VII or Mayfield Associates Fund II.

(13) Consists of 4,500 shares subject to options exercisable within 60 days of February 28, 1999.

(14) Includes 44,500 shares subject to options exercisable within 60 days of February 28, 1999

(15) Includes 40,755 shares subject to options exercisable within 60 days of February 28, 1999.

(16) Includes 29,417 shares subject to options exercisable within 60 days of February 28, 1999.

(17) Includes 33,705 shares subject to options exercisable within 60 days of February 28, 1999.

(18) Includes directors' and executive officers' shares, including shares subject to options exercisable within 60 days of February 28, 1999 and includes the shares described in Note (3) above.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 1998, the Company's Board of Directors, based upon the recommendations of the Compensation Committee, established the levels of compensation for the Company's executive officers, provided, however, Mr. Slee, Mr. Gearhart and Mr. Hurwitz, each have an employment agreement with the Company and each of their compensation is determined in accordance with the terms and conditions of such agreements.

CERTAIN TRANSACTIONS

        In November 1997, the Company received $5 million from Guidant Corporation ("Guidant") under the terms of a Convertible Note Agreement. The note bears interest of 5% per annum. At the option of Guidant, the principal amount of the note may be converted into shares of Common Stock at a conversion price which is currently $10.25 per share. In April 1998, the Company achieved one of the two milestones under the Note Agreement and elected to have Guidant purchase $500,000 of Common Stock and loan the Company $2 million.

        In August 1998, the Company entered into a ten-year Distribution Agreement with Abbott Laboratories ("Abbott") which provides Abbott with exclusive rights to distribute the Company's peripheral blood clot therapy products in the U.S. and Canada. Concurrently, the Company received $5 million from Abbott Laboratories under the terms of a Convertible Subordinated Note. The note bears interest of 5% per annum. At the option of Abbott, the principal amount of the note may be converted into shares of Common Stock of the Company at a conversion price which is currently set at $13.00 per share. In November 1998, the Company received an additional $5,000,000 from Abbott Laboratories under the terms of a Convertible Credit Facility Note. The note bears interest of 5% per annum. At the option of the Company, the principal amount of the note may be converted into shares of Common Stock of the Company at a conversion price which is currently $15.00 per share; provided, however, that the Company may not call for conversion if the shares are trading at less than $12.00 per share.

        The Company believes all of the transactions set forth above were made on terms no less favorable to the Company than could otherwise be obtained from unaffiliated third parties. All future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested outside directors on the Board.

                                  PROPOSAL TWO

            APPROVAL OF AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

        The Board of Directors adopted and the stockholders of the Company originally approved the Employee Stock Purchase Plan (the "Purchase Plan") in July 1996. The purposes of the Purchase Plan are to provide to employees an incentive to join and remain in the service of the Company and its subsidiaries, to promote employee morale and to encourage employee ownership of the Company's Common Stock by permitting them to purchase shares at a discount through payroll deductions. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. At the time of its adoption, the Purchase Plan authorized the sale of up to 100,000 shares of Common Stock. On May 29, 1998, the Board of Directors and the stockholders amended the Purchase Plan to increase the authorized number of shares of Common Stock issuable thereunder by 50,000 shares and to reserve the additional shares for issuance under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 150,000. As of December 31, 1998, a total of 53,656 shares had been sold, leaving only 96,344 shares available for sale under the Purchase Plan. Subject to approval by the Company's stockholders, the Board of Directors amended the Purchase Plan on January 19, 1999 to increase the authorized number of shares of Common Stock issuable thereunder by 50,000 shares and to reserve the additional shares for issuance under the Purchase Plan, bringing the total number of shares of Common Stock subject to the Purchase Plan to 200,000.

        Approval of the amendments to the Purchase Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the Purchase Plan to add 50,000 shares of Common Stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

        The principal features of the Purchase Plan are summarized below, but the summary is qualified in its entirety by reference to the Purchase Plan itself. Copies of the Purchase Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

PURCHASE PLAN TERMS

        Every employee of the Company who customarily works more than 20 hours per week will be eligible to participate in offerings made under the Purchase Plan if on the offering date such employee has been employed by the Company for at least ninety days. Employees of any present or future subsidiary of the Company may also participate in the Purchase Plan. An employee may not participate in an offering under the Purchase Plan if immediately after the purchase the employee would own shares or options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. As of December 31, 1998, approximately 116 persons were eligible to participate in the Purchase Plan.

        The Purchase Plan may be administered by either the Board of Directors or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the Purchase Plan to the Compensation Committee, which is comprised of two non-employee directors, who are not eligible to participate in the Purchase Plan. Subject to the provisions of the Purchase Plan, the Committee has full authority to implement, administer and make all determinations necessary under the Purchase Plan.

        The two annual offerings under the Purchase Plan will commence on January 1 and July 1 (the "Grant Date") and shall continue until the end of the six-month period (the "Offering Period") ending on the last day of such period.

        Eligible employees who elect to participate in an offering will purchase shares of Common Stock through regular payroll deductions in an amount designated by the employee not to exceed 20% of such employee's compensation. For this purpose, "compensation" means the amount indicated on the Form W-2 issued to the employee by the Company, including any election deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code of 1986, as amended. Shares of Common Stock will be purchased automatically on the last day of the Offering Period (the "Purchase Date") at a price equal to 85% of the fair market value of the shares on the Grant Date or 85% of the fair market value of the shares as of the Purchase Date, whichever is lower. A participant may withdraw from an offering at any time prior to the Purchase Date and receive a refund of his payroll deductions, without interest. A participant's rights in the Purchase Plan are nontransferable other than on the death of the participant. The Purchase Plan is administered in a manner designed to ensure that any affiliate participant's commencement or discontinuation of participation in the Purchase Plan or increase or decrease of payroll deductions will be effected in compliance with the exemptions from liability under Section 16(b) of the Securities Exchange Act of 1934 as set forth in Rule 16b-3 promulgated thereunder.

        No employee may purchase stock in an amount which would permit his or her rights under the Purchase Plan (and any similar purchase plans of the Company and any parent and subsidiaries of the Company) to accrue at a rate which exceeds $25,000 in fair market value, determined as of the Grant Date, for each calendar year not to purchase more than 2,500 shares in any year.

        The Board of Directors may at any time amend, suspend or terminate the Purchase Plan; provided that any amendment that would (i) increase the aggregate number of shares authorized for sale under the Purchase Plan (except pursuant to adjustments provided for in the Purchase Plan), (ii) change the standards of eligibility for participation, or (iii) materially increase the benefits which accrue to participants under the Purchase Plan, shall not be effective unless approved by the stockholders within 12 months of the adoption of such amendment by the Board. Unless previously terminated by the Board, the Purchase Plan will terminate on February 18, 2007 or when all shares authorized for sale thereunder have been sold, whichever is earlier.

NEW PLAN BENEFITS

        The Company believes that the benefits or amounts that have been received or will be received by any participant under the Purchase Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF PURCHASE PLAN

        The following is a summary of certain federal income tax consequences of participation in the Purchase Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the Purchase Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

        No taxable income is recognized by a participant either at the time of election to participate in an offering under the Purchase Plan or at the time shares are purchased thereunder.

        If shares are disposed of at least two years after the Grant Date and at least one year after the Purchase Date or in the event of a participant's death (whenever occurring) while owning such shares, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or (ii) fifteen percent of the fair market value of the shares on the Grant Date will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as long-term capital gain. Any long-term capital gain will be taxed as capital gain at the rates then in effect. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant will have a capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend on the participant's other tax attributes and the statutory limitation on capital loss deductions not discussed herein.

        If the shares are sold or disposed of (including any disposition by way of gift) before the expiration of the two-year holding period described above or within one year after the shares are transferred to the participant, then the excess of the fair market value of the shares on the Purchase Date over the Purchase Price will be treated as ordinary income to the participant. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as capital gain at the rates then in effect. If the shares are sold for less than their fair market value on the Purchase Date, the same amount of ordinary income will be attributed to the Participant and a capital loss will be recognized equal to the difference between the sale price and the value of the shares on such Purchase Date. As indicated above, the ability of the Participant to utilize such a capital loss will depend upon the Participant's other tax attributes and the statutory limitation on capital losses not discussed herein.

                                 PROPOSAL THREE

                   AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN

        The Board of Directors adopted and the stockholders of the Company originally approved the 1996 Stock Incentive Plan (the "1996 Plan") in July 1996. The purpose of the 1996 Plan is to provide participants with incentives which will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1996 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not a qualified deferred compensation plan under Section 401(a) of the Code.

        At the time of its adoption, the 1996 Plan authorized the sale of up to 600,000 shares of Common Stock. On May 29, 1998 the Board of Directors and stockholders amended the 1996 Plan to increase the authorized number of shares of Common Stock issuable thereunder by 500,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of Common Stock subject to the 1996 Plan to 1,100,000. As of March 31, 1999, a total of 38,563 shares had been exercised and 944,925 shares were subject to outstanding options, leaving only 116,512 shares available for grant under the 1996 Plan. Subject to approval by the Company's stockholders, the Board of Directors amended the 1996 Plan on January 19, 1999 to increase the authorized number of shares of Common Stock issuable thereunder by 900,000 shares and to reserve the additional shares for issuance under the 1996 Plan, bringing the total number of shares of Common Stock subject to the 1996 Plan to 2,000,000.

        Approval of the amendments to the 1996 Plan will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present or represented at the annual meeting of stockholders and entitled to vote thereat. Proxies solicited by management for which no specific direction is included will be voted FOR the amendment of the 1996 Plan to add 900,000 shares of Common Stock to the pool of shares reserved for issuance thereunder. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1996 PLAN.

        The principal features of the 1996 Plan are summarized below, but the summary is qualified in its entirety by reference to the 1996 Plan itself. Copies of the 1996 Plan can be obtained by writing to the Secretary, Micro Therapeutics Inc., 2 Goodyear, Irvine, California 92618.

1996 PLAN TERMS

        Incentive Options. Officers and other key employees of the Company or of any parent or subsidiary corporation of the Company, whether now existing or hereafter created or acquired (an "Affiliated Company") (including directors if they also are employees of the Company or an Affiliated Company), as may be determined by the Administrator, who qualify for incentive stock options under the applicable provisions of the Code, will be eligible for selection to receive incentive options under the 1996 Plan. An employee who has been granted an incentive option may, if otherwise eligible, be granted an additional incentive option or options and receive nonqualified options or restricted shares if the Administrator so determines. No incentive stock options may be granted to an optionee under the 1996 Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options are exercisable by such optionee in any calendar year under the 1996 Plan of the Company and its affiliates exceeds $100,000.

        Nonqualified Options or Restricted Shares. Officers and other key employees of the Company or of an Affiliated Company, any member of the Board, whether or not he or she is employed by the Company, or consultants, business associates or others with important business relationships with the Company will be eligible to receive nonqualified options or restricted shares under the 1996 Plan. An individual who has been granted a nonqualified option or restricted shares may, if otherwise eligible, be granted an incentive option or an additional nonqualified option or options or restricted shares if the Administrator so determines.

        In no event may any individual be granted options under the 1996 Plan pursuant to which the aggregate number of shares that may be acquired thereunder during any calendar year exceeds 100,000 shares. As of March 31, 1999, approximately 90 persons were currently participating in the 1996 Plan.

        The 1996 Plan may be administered by either the Board of Directors or a committee appointed by the Board (the "Committee"). The Board has delegated administration of the 1996 Plan to the Compensation Committee, which is comprised of two non-employee directors, both of whom are eligible to participate in the 1996 Plan. Subject to the provisions of the 1996 Plan, the Committee has full authority to implement, administer and make all determinations necessary under the 1996 Plan. See "Directors' Fees" regarding the annual grant of options to non-employee directors.

        The exercise price of incentive stock options must at least be equal to the fair market value of a share of Common Stock on the date the option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). Nonqualified options shall have an exercise price of not less than 85% of the fair market value of a share of Common Stock on the date such option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The exercise price of all options granted under the Plan to non-employee directors shall be 100% of the fair market value of the Common Stock on the date of grant, and all such options shall have a term of 10 years. Payment of the exercise price may be made in cash, by delivery of shares of the Company's Common Stock or, potentially, through the delivery of a promissory note. The Compensation Committee has the authority to determine the time or times at which options granted under the Plan become exercisable, provided that options must expire no later than ten years from the date of grant (five years with respect to optionees who own at least 10% of the outstanding Common Stock). Options are nontransferable, other than upon death by will and the laws of descent and distribution, and generally may be exercised only by an employee while employed by the Company or within three months after termination of employment (one year for termination resulting from death or disability).

        The Board may from time to time alter, amend, suspend or terminate the 1996 Plan in such respects as the Board may deem advisable; provided, however, that no such alteration, amendment, suspension or termination shall be made that would substantially affect or impair the rights of any person under any incentive option, nonqualified option or restricted share theretofore granted to such person without his or her consent. Unless previously terminated by the Board, the 1996 Plan will terminate on August 1, 2006.

NEW PLAN BENEFITS

        The Company believes that the benefits or amounts that have been received or will be received by any participant under the 1996 Plan cannot be determined.

SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES OF 1996 PLAN

        The following is a summary of certain federal income tax consequences of participation in the 1996 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 1996 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, the Company recommends that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.

        Incentive Options. No taxable income will be recognized by an optionee under the 1996 Plan upon either the grant or the exercise of an incentive option. Instead, a taxable event will occur upon the sale or other disposition of the shares acquired upon exercise of an incentive option, and the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. If a sale or other disposition of the shares received upon the exercise of an incentive option occurs more than (i) one year after the date of exercise of the option and (ii) two years after the date of grant of the option, the holder will recognize long-term capital gain or loss at the time of sale equal to the full amount of the difference between the proceeds realized and the exercise price paid. However, a sale, exchange, gift or other transfer of legal title of such stock (other than certain transfers upon the optionee's death) before the expiration of either of the one-year or two-year periods described above will constitute a "disqualifying disposition." A disqualifying disposition involving a sale or exchange will result in ordinary income to the optionee in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price or (ii) the amount realized on disposition minus the exercise price. If the amount realized in a disqualifying disposition exceeds the fair market value of the stock on the date of exercise, the gain realized in excess of the amount taxed as ordinary income as indicated above will be taxed as capital gain. A disqualifying disposition as a result of a gift will result in ordinary income to the optionee in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which currently is more than one year for long-term capital gains). The Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee as a result of a disposition of the shares received upon exercise of an incentive option.

        The exercise of an incentive option may result in items of "tax preference" for purposes of the "alternative minimum tax." Alternative minimum tax is imposed on an individual's income only if the amount of the alternative minimum tax exceeds the individual's regular tax for the year. For purposes of computing alternative minimum tax, the excess of the fair market value on the date of exercise of the shares received on exercise of an incentive option over the exercise price paid is included in alternative minimum taxable income in the year the option is exercised. An optionee who is subject to alternative minimum tax in the year of exercise of an incentive option may claim as a credit against the optionee's regular tax liability in future years the amount of alternative minimum tax paid which is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the optionee has regular tax liability.

        Nonqualified Options. No taxable income is recognized by an optionee upon the grant of a nonqualified option. Upon exercise, however, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided that certain reporting requirements are satisfied. If the exercise price of a nonqualified option is paid by the optionee in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the optionee as a result of such exercise. If the exercise price is paid by delivering shares of Common Stock of the Company already owned by the optionee or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the optionee on the already-owned shares exchanged (however, the optionee will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the optionee, up to the number of the old shares exchanged, will have the same tax basis and holding period as the optionee's basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the optionee plus the amount of income recognized by the optionee as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a nonqualified option, the difference between the proceeds realized and the optionee's basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).

        Restricted Stock. If no Section 83(b) election is made and repurchase rights are retained by the Company, a taxable event will occur on each date the participant's ownership rights vest (e.g., when the Company's repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant. The participant's basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

        If a Section 83(b) election is made within 30 days after the date of transfer, or if no repurchase rights are retained by the Company, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares.

TAX WITHHOLDING

        Under the 1996 Plan, the Company has the power to withhold, or require a participant to remit to the Company, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any options exercised or restricted stock granted under the 1996 Plan. To the extent permissible under applicable tax, securities, and other laws, the Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any option or restricted stock up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (i) directing the Company to apply shares of Common Stock to which the participant is entitled as a result of the exercise of an option or as a result of the lapse of restrictions on restricted stock, or (ii) delivering to the Company shares of Common Stock owned by the participant.

                                  PROPOSAL FOUR

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

        PricewaterhouseCoopers LLP has audited the Company's financial statements annually since its fiscal year ended December 31, 1996. Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

        Any stockholder desiring to submit a proposal for action at the Company's 2000 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 1, 2000 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

        On May 21, 1998 the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment to Rule 14a-4(c)(1) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in the Company's proxy statement. The new amendment provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

        With respect to the Company's 2000 Annual Meeting of Stockholders, if the Company was not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in the Company's proxy statement, by March 12, 1999, the Company will be allowed to use its voting authority as outlined.

                                  OTHER MATTERS

        Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                           By Order of the Board of Directors


April 26, 1999                             /s/ GEORGE WALLACE
                                           ----------------------------------
                                               George Wallace
                                               Chief Executive Officer President
                                               and Director

        The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1998 is being mailed concurrently with this Proxy Statement to all stockholders of record as of April 14, 1999. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

PROXY                       MICRO THERAPEUTICS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               ANNUAL MEETING OF THE STOCKHOLDERS -- MAY 27, 1999

    The undersigned hereby nominates, constitutes and appoints George Wallace and Harold Hurwitz, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of MICRO THERAPEUTICS, INC. which the undersigned is entitled to represent and vote at the 1998 Annual Meeting of Stockholders of the Company to be held at 2 Goodyear, Irvine, California 92618 on May 27, 1999, at 10:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

           THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below                         [ ] WITHHOLD AUTHORITY
            (except as marked to the contrary below)                  to vote for all nominees listed below

                Election of the following nominees as directors:

     George Wallace, H. DuBose Montgomery, Wende Hutton, Dick Allen and Kim
                                  Blickenstaff

    (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, PRINT THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

2. AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT THEREOF BY 50,000 FOR A TOTAL OF 200,000 SHARES OF COMMON STOCK.

                     [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

3. AMENDMENT OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT THEREOF BY 900,000 FOR A TOTAL OF 2,000,000 SHARES OF COMMON STOCK.

                     [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

      IMPORTANT -- Please sign and date on other side and return promptly

>4.  RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS:

                     [ ] FOR    [ ] AGAINST     [ ] ABSTAIN

5. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" THE AMENDMENT OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, "FOR" THE AMENDMENT OF THE COMPANY'S 1996 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

                                                       Dated:             , 1999
                                                            --------------

                                                       -------------------------
                                                             (Signature of
                                                             stockholder)

                                                       Please sign your name
                                                       exactly as it appears
                                                       hereon. Executors,
                                                       administrators,
                                                       guardians, officers of
                                                       corporations and others
                                                       signing in a fiduciary
                                                       capacity should state
                                                       their full titles as
                                                       such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN
         THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.